Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	State or Country of Incorporation or Organization
BSI Shoes, Inc.	Michigan
Chaco Outdoor, Inc.	Delaware
Collective Brands Bermuda Holdings, L.P.	Bermuda
Collective Brands Performance + Lifestyle Group France	France
Collective Brands Performance + Lifestyle Group GmbH	Germany
Forus Colombia S.A.S.	Colombia
Hush Puppies Retail, Inc.	Michigan
d/b/a Hush Puppies
Hush Puppies & Family
Hush Puppies Factory Direct
Hush Puppies / Merrell
Hush Puppies / Merrell / Sebago
Hush Puppies / Merrell / Wolverine
Hush Puppies / Sebago / Merrell
Merrell
Rockford Footwear Depot
Track ‘N Trail
Wolverine Company Store
Hy-Test, Inc.	Michigan
Keds, LLC	Massachusetts
LifeStyle Brands of Colombia S.A.S	Colombia
Open Water Ventures, LLC	Delaware
Robeez (UK) Ltd.	England & Wales
Robeez European Sales Ltd.	England & Wales
Robeez US Holdings Inc.	Nevada
Robeez U.S. Inc.	Washington
Saucony IP Holdings LLC	Delaware
Saucony UK, Inc.	Massachusetts
Saucony, Inc.	Massachusetts
Sebago Dominican Limited	Cayman Islands
Sebago International Limited	Cayman Islands
Sebago Realty, LLC	Delaware
Sebago USA, LLC	Delaware
Spartan Shoe Company Limited	Cayman Islands
Sperry Top-Sider, LLC	Massachusetts
d/b/a Sperry Top-Sider
Sperry Top-Sider/Suacony
SR Holdings, LLC	Delaware
SR/Ecom, Inc.	Massachusetts
SRL, LLC	Delaware
Stride Rite Bermuda, L.P.	Bermuda

Name	State or Country of Incorporation or Organization
Stride Rite Children’s Group, LLC	Massachusetts
d/b/a Stride Rite
Stride Rite Keds Sperry Outlet Store
Stride Rite Outlet
Stride Rite Bootery
Keds
Stride Rite/Keds/Sperry
Stride Rite de Mexico, S.A. de C.V.	Mexico
Stride Rite Europe B.V.	The Netherlands
Stride Rite International Corp.	Massachusetts
Stride Rite International LLC	Delaware
Stride Rite International Services Brazil Ltda	Brazil
Stride Rite Investment Corporation	Massachusetts
Stride Rite Sourcing International, Inc.	Massachusetts
Stride Rite UK Limited	England & Wales
Tata International Wolverine Brands Limited	India
The Stride Rite Corporation	Massachusetts
Wolverine Consulting Services (Zhuhai) Company Limited	People’s Republic of China
Wolverine de Argentina S.r.l.	Argentina
Wolverine de Costa Rica, S.A.	Costa Rica
Wolverine de Mexico, S.A. de C.V.	Mexico
Wolverine Design Center, Inc.	Michigan
Wolverine Distribution, Inc.	Delaware
Wolverine Europe B.V.	The Netherlands
Wolverine Europe Limited	England & Wales
Wolverine Europe Retail B.V.	The Netherlands
Wolverine Europe Retail Limited	England & Wales
Wolverine International GP, LLC	Michigan
Wolverine International, L.P.	Cayman Islands
Wolverine International S.à.r.l.	Luxembourg
Wolverine International S.L.	Spain
Wolverine Newco Cayman, Ltd.	Cayman Islands
Wolverine Outdoors, Inc.	Michigan
Wolverine Procurement, Inc.	Michigan
Wolverine Slipper Group, Inc.	Michigan
d/b/a Wolverine Slipper Group
Wolverine Sourcing, Inc.	Michigan
Wolverine Sourcing, Ltd.	Cayman Islands
Wolverine Vietnam LLC	Vietnam
Wolverine World Wide Canada ULC	Alberta
Wolverine World Wide Europe Limited	England & Wales
Wolverine World Wide HK Limited	Hong Kong
Wolverine Worldwide Leathers HK Limited	Hong Kong
Wolverine Worldwide Leathers, Inc.	Delaware

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